Exhibit 99.1

DRI Corporation Announces Multiple Order Releases for Mobitec® Products in Chile

Combined Value Potentially Exceeds $2.0 Million USD

DALLAS--(BUSINESS WIRE)--October 22, 2009--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that the Company’s Mobitec AB (Mobitec) subsidiary in Sweden, through its business unit in Brazil, is in the process of receiving several order releases, the combined total value of which potentially exceeds $2.0 million USD, from a bus manufacturer in Brazil on behalf of a transit operator in Chile.

David L. Turney, the Company’s Chairman, President and Chief Executive Officer, said: “This order flow confirms that Mobitec holds the largest market share in electronic destination sign systems in Chile. Deliveries, which have already commenced, are expected to conclude early in fiscal year 2010. We are proud of our entire Mobitec team for this tremendous accomplishment.”

The Mobitec® products ordered include front, rear and side sign systems, cabling and control units.

ABOUT MOBITEC

Mobitec, a global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing of the deliveries of orders; our growth opportunities in Chile; the size of the Chilean transit market for our products; future growth of the Chilean transit market for our products; as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the timing of the deliveries of orders; the risk that future anticipated growth in the Chilean transit market may prove inaccurate; the risk that our estimate of the size of the Chilean transit market for our products may prove inaccurate; the risk that our estimate for the growth of the Chilean transit market for our products may prove inaccurate; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2009, and as updated in our Quarterly Report on Form 10-Q filed Aug. 13, 2009, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Manager, Corporate Communications
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com